UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2011

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 7, 2011 the Company and John R. McPherson entered into a Change of Control and Non-Competition Agreement and Independent Contractor Consulting Agreement, copies of which are attached hereto as exhibits.  See Item 5.02 below.

Item 5.02.  Departure of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2011, the Company announced that John R. McPherson, 43, had been elected senior vice present, strategy and business development. He will report to the Chief Executive Officer and serve on the Company’s executive committee.

Mr. McPherson will join the Company from McKinsey & Company, a global management consulting firm where he previously served as the managing partner of the Dallas office and is currently a senior partner. He joined McKinsey in 1995. Mr. McPherson has worked with executive teams across several industries on matters of strategy, operations and organizational effectiveness. Mr. McPherson will be working with the Company’s Divisions to enhance the Company’s performance and pursue strategic opportunities.

The following table sets forth the base salary and bonus for Mr. McPherson for 2012. It also sets forth the long-term incentive grants approved for 2011 and for a hiring grant.

Base Salary	LTI Grant for 2011	Target Bonus Opportunity as a % of Salary	LTI Hiring Grant
$450,000	$450,0001	60%2	$3,200,0003

1	Combined grant of Stock Only Stock Appreciation Rights (SOSARs) and Performance Share Units (PSUs) which will each vest over a 4-year period.
2	Mr. McPherson will receive a minimum bonus of $270,000 for 2012.
3
Combined grant of SOSARs and restricted stock, valued using the Black-Scholes option pricing model. These awards will vest 40% on December 31, 2011, and the balance will vest monthly beginning on January 2012, provided the Company meets certain performance vesting standards. In the event that performance vesting standards are met, full vesting will be realized 3 years following the grant date. This grant is made to compensate Mr. McPherson for a portion of compensation foregone with his previous employer.

The Company and Mr. McPherson have also entered into a Change of Control and Non-Competition Agreement and an Independent Contractor Consulting Agreement, copies of which are attached hereto as exhibits.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits:

	Exhibit No.	Description
	10.1	Change of Control and Non-Competition Agreement.
	10.2	Independent Contractor Consulting Agreement.
	99.1	Press Release Dated October 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: October 10, 2011	By:	/s/ Robert A. Wason IV
Robert A. Wason IV